UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2015, CIBER, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the First Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of May 2, 2008, between the Company and Wells Fargo Bank, National Association.

The Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from 5:00 p.m., Denver, Colorado time, on May 2, 2018, to 5:00 p.m., Denver, Colorado time, on May 18, 2015, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on May 2, 2008, the Company filed an Amended Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series A Participating Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”). Promptly following the expiration of the Rights and the termination of the Rights Agreement, the Company will file a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 18, 2015 the Company issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Elimination of Series A Participating Preferred Stock of CIBER, Inc. dated May 18, 2015

4.1	Amendment No. 1 to the First Amended and Restated Rights Agreement, dated May 15, 2015 between CIBER, Inc. and Wells Fargo Bank, National Association, as Rights Agent

99.1	Press Release of CIBER, Inc. dated May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIBER, INC.

Date: May 18, 2015	By:	/s/ M. Sean Radcliffe
	Name:	M. Sean Radcliffe
	Title:	Senior Vice President, general Counsel, and Secretary

EXHIBIT INDEX

3.1	Certificate of Elimination of Series A Participating Preferred Stock of CIBER, Inc. dated May 18, 2015

4.1	Amendment No. 1 to the First Amended and Restated Rights Agreement, dated May 15, 2015 between CIBER, Inc. and Wells Fargo Bank, National Association, as Rights Agent

99.1	Press Release of CIBER, Inc. dated May 18, 2015